Oyster Creek Group, Inc.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

                                                                  June 30, 2002
ASSETS

Current assets:                                                        -
Total current assets                                                  -


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable - related party                           6,750

Total current liabilities                                          6,750

Stockholder's equity:
Common stock, $0.001 par value,
25,000,000 shares
authorized, 4,500,000 shares issued
and outstanding as of 06/30/02                            4,500
Additional paid-in capital                                          75
(Deficit) accumulated during
development stage                                           (11,325)
                                                                       (6,750)
                                                                   $         -

The accompanying notes are an intregal part of these financial statements.

Page 1